As filed with the Securities and Exchange Commission on May 3, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN CAMPUS COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	76-0753089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12700 Hill Country Blvd., Suite T-200

Austin, Texas 78738

(512) 732-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

American Campus Communities, Inc. 2018 Incentive Award Plan

(Full title of the plan)

William C. Bayless, Jr.

Chief Executive Officer

American Campus Communities, Inc.

12700 Hill Country Blvd., Suite T-200

Austin, Texas 78738

(512) 732-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Toni Weinstein

Dentons US LLP

2000 McKinney Avenue, Suite 1900

Dallas, Texas 75201

(214) 647-2488

Facsimile: (214) 259-0910

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	3,500,000	$39.38(2)	$137,830,000	$17,160

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan and the Registrant’s 2010 Incentive Award Plan (the “2010 Plan”) by reason of any stock dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act, based on $39.38 per share, the average of the high and low sale prices of the Registrant’s common stock on the New York Stock Exchange on May 1, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed with the Commission by American Campus Communities, Inc. (the “Company”) are incorporated by reference into the Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2017;

(b)	Current Report on Form 8-K filed on March 9, 2018; and

(c)	the description of the Company’s common stock, which is contained in the Company’s Registration Statement on Form 8-A, filed on August 4, 2004.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the pursuant to the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s charter contains a provision permitted under Maryland law requiring it to eliminate each director’s and officer’s personal liability for monetary damages to the maximum extent permitted under Maryland law. Under current Maryland law, the directors and officers are liable to the Company or its stockholders for monetary damages only for liability resulting either from acts of active and deliberate dishonesty established by final judgment as material to the cause of action or from the actual receipt of an improper benefit or profit in money, property or services. In addition, to the maximum extent permitted under Maryland law, the Company’s charter and bylaws require the Company to indemnify its directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification.

The Company has entered into indemnification agreements with each of its executive officers and directors whereby the Company indemnifies such executive officers and directors to the fullest extent permitted by Maryland Law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order the Company to indemnify such executive officer or director.

In addition, the Company’s directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of American Campus Communities Operating Partnership LP, the Company’s operating partnership.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

The list of exhibits is incorporated herein by reference to the Exhibit Index.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number

3.1	Articles of Amendment and Restatement of American Campus Communities, Inc. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (Registration No. 333-114813) of American Campus Communities, Inc.

3.2	American Campus Communities, Inc. Articles Supplementary. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of American Campus Communities, Inc. (File No. 001-32265) and American Campus Communities Operating Partnership LP (File No. 333-181102-01) filed on March 6, 2017.

3.3	Bylaws of American Campus Communities, Inc. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (Registration No. 333-114813) of American Campus Communities, Inc.

3.4	Amendment to Bylaws of American Campus Communities, Inc. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of American Campus Communities, Inc. (File No. 001-32265) and American Campus Communities Operating Partnership LP (File No. 333-181102-01) filed on February 24, 2014.

3.5	Second Amendment to the Bylaws of American Campus Communities, Inc. Incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K of American Campus Communities, Inc. (File No. 001-32265) and American Campus Communities Operating Partnership LP (File No. 333-181102-01) filed on March 6, 2017.

3.6	Third Amendment to the Bylaws of American Campus Communities, Inc. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of American Campus Communities, Inc. (File No. 001-32265) and American Campus Communities Operating Partnership LP (File No. 333-181102-01) filed on April 21, 2017.

4.1	Form of Certificate for Common Stock of American Campus Communities, Inc. Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-11 (Registration No. 333-114813) of American Campus Communities, Inc.

5.1	Opinion of Dentons US LLP as to the legality of the securities being registered

10.1	American Campus Communities, Inc. 2018 Incentive Award Plan.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on May 3, 2018.

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William W. Bayless, Jr. and Daniel B. Perry, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Bayless, Jr. William C. Bayless, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2018

/s/ Daniel B. Perry Daniel B. Perry	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	May 3, 2018

/s/ Kim K. Voss Kim K. Voss	Executive Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)	May 3, 2018

/s/ Edward Lowenthal Edward Lowenthal	Chairman of the Board of Directors	May 3, 2018

/s/ William Blakeley Chandlee III William Blakeley Chandlee III	Director	May 3, 2018

/s/ G. Steven Dawson G. Steven Dawson	Director	May 3, 2018

/s/ Cydney Donnell Cydney Donnell	Director	May 3, 2018

/s/ Oliver Luck Oliver Luck	Director	May 3, 2018

/s/ C. Patrick Oles, Jr. C. Patrick Oles, Jr.	Director	May 3, 2018

/s/ John T. Rippel John T. Rippel	Director	May 3, 2018